COTY ANNOUNCES TURNAROUND PLAN TO BETTER LEVERAGE ITS PLATFORM AND STEP UP PERFORMANCE

Sets Financial Targets for Fiscal Year 2023

Announces Expectations for Fiscal Year 2020

Hosts Webcast at 9 am ET to Discuss Plan

New York - July 1, 2019 - Coty Inc. (NYSE: COTY) today announced a Turnaround Plan to drive substantial improvement in Consumer Beauty while also further optimizing Luxury and Professional Beauty. The Plan focuses on three strategic pillars: rediscover growth, regain operational leadership and build a culture of pride and performance, with the objective to steadily improve gross margin and operating margin, more in line with Coty’s peer group, as well as to drive free cash flow and reduce leverage.

Pierre Laubies, Coty’s CEO, said, “Over the past few months, we have focused on both stabilizing our operations and identifying a path towards turning around the company. Our Turnaround Plan will enable us to build a better business in the coming four years, while we gradually prepare for growth. We are fortunate to have a strong brand portfolio and talented and engaged people around the world, and we will provide the right framework to enable their success. We will focus our strategic effort and investments on fewer brands globally while simplifying our operations and organization. At the same time, we will make our cultural transformation agenda a key building block of our plan.

Our financial priorities are clear as well - to improve profitability and deleverage - and we are intent on setting realistic targets and delivering them. Today starts our new agenda - we will progress it as a team, with the right balance of discipline and creativity.”

Turnaround Plan Details

Rediscover growth

Rediscover growth is focused on improving Coty’s execution and fundamentals to establish over time a better business, before focusing on building a bigger business. This includes:

•	Focusing brand building efforts behind priority brand-country combinations and investing behind them at scale;

•	Improving shelf productivity by better optimizing assortment choice, while simplifying product range and brand architecture;

•	Driving better mix management through improved portfolio structure, optimized promotional tactics and support of higher margin pillars; and

•	Building an innovation pipeline to support expansion of category coverage, up-trading and margin accretion.

Regain operational leadership

By reducing complexity and costs throughout the business, Coty will unlock substantial opportunities to reinvest and drive profit expansion. This includes:

•	Improving cost of goods sold through the value engineering of product ranges and optimizing Coty’s supply chain utilizing its existing manufacturing footprint;

•	Rationalizing SKU’s and sub-ranges to reduce product range complexity, lower inventory and drive better shelf productivity; and

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Reducing fixed costs with a new organizational structure that aligns Coty’s costs with its revenues, simplifies decision-making and enables teams in markets to act with closer guidance and greater speed. The key changes proposed include: reducing organizational layers and positioning all key markets closer to the Executive Committee; splitting Commercial and Marketing responsibilities to enable greater focus on portfolio strategies and operational excellence in-market; and creating scale in markets.

As such, Coty expects to move from the current organizational structure into regional commercial teams in Europe, Middle East & Africa (EMEA), Americas & Asia Pacific, and brand marketing units for Luxury and Consumer Beauty. Professional Beauty is expected to remain a distinct business unit due to its unique salon channel focus, though with the same principle of key markets reporting directly to its President. All markets are also expected to be supported by mutualized functions.

In connection with this new organization, the following changes to Coty’s Executive Committee will be effective by January 1, 2020:

•	Edgar Huber will be appointed President of Americas & Asia Pacific;

•	Gianni Pieraccioni will be appointed President of EMEA;

•	Fiona Hughes will be appointed President of Consumer Beauty Brands; and

•	Simona Cattaneo will be appointed President of Luxury Brands.

All other members of the Executive Committee will remain in their current roles:

•	Pierre Laubies, Chief Executive Officer;

•	Sophie Hanrot, Chief Human Resources Officer;

•	Greer McMullen, Chief Legal Officer;

•	Sylvie Moreau, President of Professional Beauty;

•	Daniel Ramos, Chief Scientific Officer;

•	Pierre-André Terisse, Chief Financial Officer; and

•	Luc Volatier, Chief Global Supply Officer.

Build a culture of pride and performance

Refining Coty’s culture is a critical element of energizing and engaging Coty’s associates as well as unlocking the substantial value in Coty’s business. Coty’s goal is to create a culture that balances discipline and creativity as well as fosters team spirit and engagement.

To achieve this, as well as reduce geographic fragmentation and costs, Coty intends to create a centralized management headquarters in Amsterdam where most of Coty’s executive team and corporate functions are expected to be based. Amsterdam is a cost-efficient and tax stable location, conveniently located to Coty’s main markets and has a strong base of FMCG talent. This new set-up is expected to not only drive scale but also lead to greater speed, efficiency and ultimately business results.

The new organization design is expected to be in effect by January 1, 2020. The full structure implementation and consolidation of management headquarters are expected to be completed by July 1, 2020, subject to legal processes where required by local regulations.

Financial Outlook

Pierre-André Terisse, Chief Financial Officer, said, “We have built a realistic four-year plan, focused on restoring our profitability and deleveraging our balance sheet. We will recover competitiveness by strengthening our brands, expanding our gross margins and methodically reducing our costs. Together this will give us the flexibility to step up our commercial investments while simultaneously driving significant operating margin expansion and enable Coty to achieve a leverage ratio of net debt to EBITDA below 4x by Fiscal 2023. Our new company-wide incentive system will be aligned to these financial objectives and in Fiscal 2020 will be focused on three key performance indicators: gross margin; operating income; and free cash-flow. We are confident in this plan and the results of our actions to date support our belief that we can deliver our objectives.”

Coty is targeting the following for Fiscal Year 2023, assuming net revenues will remain similar in total to that of Fiscal Year 2019, at a constant foreign exchange rate and scope:

•	Operating margin: Between 14% and 16%;

•	Free cash flow: Around $1 billion; and

•	Leverage: Net debt to EBITDA less than 4x.

To implement the turnaround, Coty expects to incur one-time cash costs of approximately $600 million spread over fiscal years 2020 through to 2023, in addition to approximately $160 million connected to previous programs.

As part of these financial targets, Coty expects the following for Fiscal Year 2020 (vs. Fiscal Year 2019):

•	Moderating decline in net revenues;

•	Constant currency adjusted operating income up 5 to 10%; and

•	Moderate free cash flow improvement.

Other Financial Updates

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Coty is in the process of completing its annual testing for impairment in light of the Turnaround Plan and related projections, and expects to record an impairment of its intangible assets of approximately $3 billion. The final amount will be reflected in Coty’s Fiscal Year 2019 earnings.

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Coty has agreed with its banks an amendment to its Credit Agreement to align with the Turnaround Plan and provide the operational flexibility needed to reach its medium-term goals. Coty has ample liquidity and available credit lines for a total of more than $2 billion.

Webcast

Coty will host a call discussing its Turnaround Plan at 9:00 a.m. (ET). The call will be led by Pierre Laubies (Coty CEO) and Pierre-André Terisse (Coty CFO). Those wishing to access the webcast can do so at http://investors.coty.com. The webcast will also be archived on the website.

About Coty Inc.

Coty is one of the world’s largest beauty companies with an iconic portfolio of brands across fragrance, color cosmetics, hair color and styling, and skin and body care. Coty is the global leader in fragrance, a strong number two in professional hair color & styling, and number three in color cosmetics. Coty’s products are sold in over 150 countries around the world. Coty and its brands are committed to a range of social causes as well as seeking to minimize its impact on the environment. For additional information about Coty Inc., please visit www.coty.com.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements. These forward-looking statements reflect Coty Inc.’s (“Coty’s”) current views with respect to, among other things, Coty’s Turnaround Plan, strategic planning, targets, segment reporting and outlook for fiscal year 2020 and future reporting periods (including the extent and timing of revenue and profit trends and the Consumer Beauty business’s stabilization), estimated 2019 impairments, Coty’s future operations and strategy, synergies, savings, performance, cost, timing and integration of acquisitions, allocation and amount of advertising and consumer promotion costs, allocation and amount of research and development investments, ongoing and future cost efficiency and restructuring initiatives and programs (including their expected timing and impact), investments, licenses and portfolio changes, future cash flows and liquidity and borrowing capacity, timing and size of cash outflows and debt deleveraging, impact and timing of supply chain disruptions and the resolution thereof, timing and extent of any future impairments, and synergies, savings, impact, cost, timing and implementation of Coty’s Turnaround Plan, including operational and organizational structure changes, operational execution and simplification initiatives, the move of Coty’s headquarters, and the priorities of senior management. These forward-looking statements are generally identified by words or phrases, such as “anticipate”, “are going to”, “estimate”, “plan”, “project”, “expect”, “believe”, “intend”, “foresee”, “forecast”, “will”, “may”, “should”, “outlook”, “continue”, “temporary”, “target”, “aim”, “potential”, “goal” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable, but are subject to a number of risks and uncertainties, many of which are beyond the control of Coty, which could cause actual results (including Coty’s financial condition, results of operations, cash flows and prospects) to differ materially from such statements, including:

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Coty’s ability to successfully implement its multi-year Turnaround Plan and to develop and achieve its global business strategies, compete effectively in the beauty industry and achieve the benefits contemplated by its strategic initiatives within the expected time frame or at all;

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Coty’s ability to anticipate, gauge and respond to market trends and consumer preferences, which may change rapidly, and the market acceptance of new products, including any relaunched or rebranded products, execution of new launches, and the anticipated costs and discounting associated with such relaunches and rebrands, and consumer receptiveness to its current and future marketing philosophy and consumer engagement activities (including digital marketing and media);

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use of estimates and assumptions in preparing Coty’s financial statements, including with regard to revenue recognition, stock compensation expense, income taxes, the assessment of goodwill and other intangible and long-lived assets for impairments, the market value of inventory, pension expense and the fair value of acquired assets and liabilities associated with acquisitions;

•	the impact of any future impairments;

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managerial, transformational, integration, operational, regulatory, legal and financial risks, including diversion of management attention to and management of, cash flows, expenses and costs associated with multiple ongoing and future strategic initiatives and internal reorganizations;

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future acquisitions and the integration thereof with Coty’s business, operations, systems, financial data and culture and the ability to realize synergies, avoid future supply chain and other business disruptions, reduce costs (including through its cash efficiency initiatives) and realize other potential efficiencies and benefits (including through its restructuring initiatives) at the levels and at the costs and within the time frames contemplated or at all;

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increased competition, consolidation among retailers, shifts in consumers’ preferred distribution and marketing channels (including to digital and luxury channels), distribution and shelf-space resets or reductions, compression of go-to-market cycles, changes in product and marketing requirements by retailers, reductions in retailer inventory levels and order lead-times or changes in purchasing patterns, and other changes in the retail, e-commerce and wholesale environment in which Coty does business and sells its products and Coty’s ability to respond to such changes;

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Coty’s and its business partners’ and licensors’ abilities to obtain, maintain and protect the intellectual property used in its and their respective businesses, protect its and their respective reputations (including those of its and their executives or influencers) and public goodwill, and defend claims by third parties for infringement of intellectual property rights;

•	any change to Coty’s capital allocation and/or cash management priorities, including, any change in Coty’s dividend reinvestment program and policy;

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any unanticipated problems, liabilities or other challenges associated with an acquired business which could result in increased risk or new, unanticipated or unknown liabilities, including with respect to environmental, competition and other regulatory, compliance or legal matters;

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Coty’s international operations and joint ventures, including enforceability and effectiveness of its joint venture agreements and reputational, compliance, regulatory, economic and foreign political risks, including difficulties and costs associated with maintaining compliance with a broad variety of complex local and international regulations;

•	Coty’s dependence on certain licenses (especially in its Luxury division) and Coty's ability to renew expiring licenses on favorable terms or at all;

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Coty’s dependence on entities performing outsourced functions, including outsourcing of distribution functions, third-party manufacturers, logistics and supply chain suppliers, and other suppliers, including third-party software providers;

•	administrative, development and other difficulties in meeting the expected timing of market expansions, product launches and marketing efforts;

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global political and/or economic uncertainties, disruptions or major regulatory or policy changes, and/or the enforcement thereof that affect our business, financial performance, operations or products, including the impact of Brexit, the current U.S. administration, the results of elections in European countries and in Brazil, changes in the U.S. tax code and recent changes and future changes in tariffs, retaliatory or trade protection measures, trade policies and other international trade regulations in the U.S. and in other regions where Coty operates including the European Union and China;

•	currency exchange rate volatility and currency devaluation;

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the number, type, outcomes (by judgment, order or settlement) and costs of any current or future legal, compliance, tax, regulatory or administrative proceedings, investigations and/or litigation, including litigation relating to the tender offer by Cottage Holdco B.V. (the "Cottage Tender Offer");

•	Coty’s ability to manage seasonal factors and other variability and to anticipate future business trends and needs;

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disruptions in operations, sales and in other areas, including due to disruptions in Coty’s supply chain, restructurings and other business alignment activities, the move of Coty’s headquarters to Amsterdam, manufacturing or information technology systems, labor disputes, extreme weather and natural disasters, and the impact of such disruptions on Coty's ability to generate profits, stabilize or grow revenues or cash flows, comply with its contractual obligations and accurately forecast demand and supply needs and/or future results;

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restrictions imposed on Coty through its license agreements, credit facilities and senior unsecured bonds or other material contracts, its ability to generate cash flow to repay, refinance or recapitalize debt and otherwise comply with its debt instruments, and changes in the manner in which Coty finances its debt and future capital needs;

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increasing dependency on information technology and the Coty’s ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, costs and timing of implementation and effectiveness of any upgrades or other changes to information technology systems, including digital transformation initiatives, and the cost of compliance, or Coty's failure to comply, with any privacy or data security laws (including the European Union General Data Protection Regulation and the California Consumer Privacy Act) or to protect against theft of customer, employee and corporate sensitive information;

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Coty’s ability to attract and retain key personnel and the impact of senior management transitions and organizational structure changes, including the co-location of key business leaders and functions in Amsterdam;

•	the distribution and sale by third parties of counterfeit and/or gray market versions of Coty’s products; and

•	the impact of the Cottage Tender Offer and of Coty’s Turnaround Plan on Coty’s relationships with key customers and suppliers and certain material contracts;

•	Coty’s relationship with Cottage Holdco B.V., as Coty’s majority stockholder, and its affiliates, and any related conflicts of interest or litigation

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future sales of a significant number of shares by Coty’s majority stockholder or contractually by certain commercial banks on behalf of Coty’s majority stockholder, as may be required to satisfy obligations under such majority stockholder's credit agreement, or the perception that such sales could occur.

•	other factors described elsewhere in this document and in documents that Coty files with the SEC from time to time.

When used herein, the term “includes” and “including” means, unless the context otherwise indicates, “including without limitation”. More information about potential risks and uncertainties that could affect Coty’s business and financial results is included under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, and other periodic reports Coty has filed and may file with the SEC from time to time.

Any forward-looking statements made in this communication are qualified in their entirety by these cautionary statements. All forward-looking statements are made only as of the date of this communication, and Coty undertakes no obligation, other than as may be required by applicable law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

For more information:

Investor Relations
Olga Levinzon, +1 212 389-7733
olga_levinzon@cotyinc.com

Media Relations
Jennifer Friedman, +1 917 754-8399
jennifer_friedman@cotyinc.com